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                                                                     Exhibit 5.1
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INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 1055
ATLANTA, GA  30370

                                                Employer Identification Number:
Date:  June 25, 1996                                 59-7007599
                                                File Folder Number:
COLONIAL PROPERTIES TRUST                            590048631
C/O JOSEPH S. BLUESTEIN, ESQ.                   Person to Contact:
SIROTE & PERMUTT, P.C.                               EP/EO CUSTOMER SERVICE UNIT
P.O. BOX 55727                                  Contact Telephone Number:
BIRMINGHAM, AL  35255-5727                           (410) 962-6058
                                                Plan Name:
                                                  COLONIAL PROPERTIES TRUST 401K
                                                  PROFIT SHARING PLAN
                                                Plan Number:  001

Dear Applicant:

                We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

                Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

                The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

                This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

                This determination letter is applicable for the amendment(s) adopted on 12/27/95.

                This determination letter is applicable for the plan adopted on 2/15/95.

                This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

                This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

                This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

                This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees

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in the plan's coverage group.  For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

                This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

                The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

                We have sent a copy of this letter to your representative as indicated in the power of attorney.

                If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,

                                        /s/ Paul M. Harrington
                                        District Director

Enclosures:
Publication 794
Addendum
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                                      -3-

COLONIAL PROPERTIES TRUST

THIS LETTER ALSO APPLIES TO THE FOLLOWING PARTICIPATING EMPLOYERS:
     COLONIAL PROPERTIES SERVICES LIMITED PARTNERSHIP
     COLONIAL PROPERTIES SERVICES, INC.
     THE COLONIAL COMPANY
     LOWDER NEW HOMES, INC.
     LOWDER CONSTRUCTION COMPANY, INC.